Exhibit (a)(1)(ii)
THIS FORM OF ACCEPTANCE AND AUTHORISATION (“FAA”) IS IMPORTANT. THIS FAA IS NOT A TRANSFERABLE OR NEGOTIABLE DOCUMENT AND IS ONLY FOR USE BY THE DEPOSITOR WHOSE NAME APPEARS BELOW. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION TO BE TAKEN, YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR OR OTHER PROFESSIONAL ADVISER IMMEDIATELY. TERMS DEFINED OR CONSTRUED IN THE OFFER TO PURCHASE (THE “OFFER TO PURCHASE”) ISSUED IN CONNECTION WITH THE OFFER (AS DEFINED BELOW) BEAR THE SAME MEANING AND CONSTRUCTION IN THIS FAA. IF YOUR ADDRESS AS SHOWN ON THE RECORDS OF STATS ChipPAC Ltd. (“STATS ChipPAC”) IS OUTSIDE SINGAPORE, YOU ARE ADVISED TO READ THE SECTION ENTITLED “OVERSEAS SHAREHOLDERS” IN THE OFFER TO PURCHASE. VOLUNTARY CONDITIONAL CASH OFFER (THE “OFFER”) BY SINGAPORE TECHNOLOGIES SEMICONDUCTORS PTE LTD (THE “OFFEROR”) FOR STATS ChipPAC Ltd. FORM OF ACCEPTANCE AND AUTHORISATION Serial No. (THIS FAA NEED NOT BE SUBMITTED TO THE CENTRAL DEPOSITORY (PTE) LIMITED (“CDP”) IF YOU DO NOT WISH TO ACCEPT THE OFFER) NAME AND ADDRESS OF DEPOSITOR(S) Securities Account Number Last date and time for acceptance of the Offer: 3.30 p.m. on the Closing Date (as defined in the Offer to Purchase) or such later date(s) as may be announced from time to time by or on behalf of the Offeror. If your purchase of the above Ordinary Shares was settled through your Central Provident Fund (“CPF”) approved agent bank, finance company or depository agent and you wish to accept the Offer, your acceptance would have to be made through your CPF approved agent bank, finance company or depository agent. In such instances, you need not submit this FAA to CDP. To: Singapore Technologies Semiconductors Pte Ltd c/o The Central Depository (Pte) Limited Dear Sirs I/ We hereby irrevocably authorise CDP to effect the transfer from my/our Securities Account with CDP of the following number of Ordinary Shares: Please indicate the number of Ordinary Shares you wish to tender in acceptance of the Offer PART A Number of Ordinary Shares now standing to the credit of the “Free Balance” of my/our Securities Account in respect of which the Offer is accepted Box A PART B Number of Ordinary Shares represented by contract statement(s) in respect of which the Offer is accepted Box B TOTAL Total number of Ordinary Shares under Part A and Part B NOTE: Please refer to paragraphs 1 and 2 on page 2 of this FAA for instructions on inserting the number of Ordinary Shares above. to the Securities Account maintained with CDP of the Offeror or any person nominated in writing by the Offeror (hereinafter called the “Transferee”). The consideration for acceptance of the Offer in respect of the Ordinary Shares is: (a) for each Ordinary Share: S$1.75 in cash; or (b) for each Ordinary Share: S$1.88 in cash, if the 90% Threshold (as defined in the Offer to Purchase) is reached or exceeded. You can elect to receive the Offer Price in Singapore dollars or U.S. dollars, or a combination thereof, for all the Ordinary Shares that you have tendered in acceptance of the Offer by completing Part C below: PART C: CURRENCY ELECTION SECTION Please indicate the number of Ordinary Shares for which you wish to receive the Offer Price in Singapore Dollars Please indicate the number of Ordinary Shares for which you wish to receive the Offer Price in U.S. Dollars Number of Ordinary Shares Box C1 Box C2 NOTE: Please refer to paragraph 3 on page 2 of this FAA for instructions on inserting the number of Ordinary Shares in Part C. My/Our acceptance of the Offer at the Offer Price is conditional upon the Offer becoming or being declared unconditional in accordance with its terms, as stated in the Offer to Purchase, and on the terms and conditions set out below. Acceptance. My/Our execution of this FAA shall constitute my/our acceptance of the Offer, upon the terms and subject to the conditions contained in the Offer to Purchase and, subject to the terms and conditions of the Offer, my/our acceptance is irrevocable. Assistance. I/We irrevocably undertake to execute such other documents and to do such acts and things as may be required to give effect to such acceptance and the transfer of the above-mentioned Ordinary Shares to the Offeror or the Transferee and in connection with this FAA, and to enable the Offeror or the Transferee to exercise all rights and receive all benefits accruing to or arising from the above-mentioned Ordinary Shares as specified in the Offer to Purchase. Warranty. I/We irrevocably warrant that, inter alia, the Ordinary Shares in respect of which the Offer is accepted by me/us are, and when transferred to the Offeror or the Transferee will be, fully paid and free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interests of any nature whatsoever and will be transferred together with all rights, benefits and entitlements attached thereto as specified in the Offer to Purchase. CDP Authorisation – Suspense Account. I/We irrevocably authorise CDP to take such measures as it may consider necessary or expedient to prevent any trading of the Ordinary Shares in respect of which I/we have accepted the Offer during the period commencing on the date of receipt of this FAA by CDP, for and on behalf of the Offeror, and ending on the date of settlement of the consideration for such Ordinary Shares in the event that the Offer becomes or is declared to be unconditional in accordance with its terms (including, without limitation, transferring the relevant number of such Ordinary Shares from my/our Securities Account into a suspense account). CDP Authorisation – Transfer. I/We irrevocably authorise CDP to debit my/our Securities Account and to credit the Securities Account of the Offeror, or the Securities Account of the Transferee, with the relevant number of Ordinary Shares in respect of which I/we have accepted the Offer on the date of settlement of the consideration for such Ordinary Shares, in the event that the Offer becomes or is declared to be unconditional in accordance with its terms. Disclosure - I/We irrevocably authorise CDP to give, provide, divulge, disclose or reveal any information pertaining to my/our Securities Account maintained in CDP’s record, including, without limitation, my/our name(s), my/our NRIC or passport number(s), Securities Account number, address(es), the number of Ordinary Shares standing to the credit of my/our Securities Account, the number of Ordinary Shares tendered by me/us in acceptance of the Offer, information pertaining to the level of acceptance of the Offer and any other information to the Offeror, the Transferee Goldman Sachs and any other relevant parties as CDP may deem fit for the purposes of the Offer and my/our acceptance thereof. In the event that the Offer does not become or is not declared to be unconditional in accordance with its terms, I/we understand that the relevant number of Ordinary Shares in respect of which I/we have accepted the Offer will be transferred to the “Free Balance” of my/our Securities Account as soon as possible but in any event not later than 14 days from the lapse of the Offer. Date 1. *Name/Capacity 2. *Name/Capacity Signature(s) of Depositor(s)/ Joint Depositors *Names and Capacities of at least two authorised signatories (if Depositor is a Corporation) For corporations, at least two authorised signatories and where appropriate, the Common Seal should also be affixed in accordance with Memorandum and Articles of Association of the Corporation FOR CDP OFFICIAL USE ONLY Acknowledgement of receipt for Forms submitted by hand to CDP’s counter. No acknowledgement will be Serial No. given for submissions deposited into boxes located at CDP’s premises. Name of Depositor(s) Securities Account Number CDP OFFICIAL/ DATE VOLUNTARY CONDITIONAL CASH OFFER FOR STATS ChipPAC Ltd.

INSTRUCTIONS
This FAA is for the use of Depositors who wish to accept the Offer in respect of all or part of the total number of Ordinary Shares standing to the credit of the “Free Balance” of their Securities Account or purchased on the Singapore Exchange Securities Trading Limited (“SGX-ST”). This FAA and the provisions herein constitute an integral part of the Offer to Purchase. Further provisions relating to acceptance are set out in the Offer to Purchase.
This FAA has been sent to you on the understanding that all your Ordinary Shares are held on your behalf by CDP. If, however, you hold share certificates in respect of some or all of your Ordinary Shares and you wish to accept the Offer in respect of some or all of those Ordinary Shares, you should complete, sign and return at your own risk, the Form of Acceptance and Transfer (“FAT”) in accordance with the instructions printed thereon. A copy of the FAT may be obtained upon production of satisfactory evidence that you are a shareholder of STATS ChipPAC, from M & C Services Private Limited, 138 Robinson Road #17-00, The Corporate Office, Singapore 068906.

1.	Acceptance by Depositors whose Securities Accounts are credited with Ordinary Shares. If you wish to accept the Offer, you should:

(1)	complete page 1 of this FAA in accordance with the Offer to Purchase and the instructions printed on this FAA. In particular, you must state in Box A on Page 1 of this FAA the number of Ordinary Shares already standing to the credit of the “Free Balance” of your Securities Account in respect of which you wish to accept the Offer. If you:

(a)	do not specify such number; or

(b)	specify a number which exceeds the number of Ordinary Shares standing to the credit of the “Free Balance” of your Securities Account as of 5.00 p.m. on the date of receipt of this FAA by CDP, for and on behalf of the Offeror, of this FAA (provided always that the date of receipt must fall on or before the Closing Date) (“Date of Receipt”), you shall be deemed to have accepted the Offer in respect of all the Ordinary Shares standing to the credit of the “Free Balance” of your Securities Account as of 5.00 p.m. on the Date of Receipt; and

(2)	sign this FAA in accordance with the Offer to Purchase and the instructions printed on this FAA.

2.1	Acceptance by Depositors whose Securities Accounts are not yet credited with Ordinary Shares. If you have purchased Ordinary Shares on the SGX-ST and such Ordinary Shares are in the process of being credited to the “Free Balance” of your Securities Account, you should also receive the Offer to Purchase together with this FAA. If you do not receive the FAA, you may obtain the FAA, upon production of satisfactory evidence that you have purchased the Ordinary Shares on the SGX-ST, from The Central Depository (Pte) Limited at 4 Shenton Way #02-01, SGX Centre 2, Singapore 068807. If you wish to accept the Offer, you should:

(1)	complete page 1 of this FAA in accordance with the Offer to Purchase and the instructions printed on this FAA. In particular, you must state in Box B on Page 1 of this FAA the number of Ordinary Shares represented by the relevant original “bought” contract statement(s) in respect of which you wish to accept the Offer and attach the original “bought” contract statement(s), validly issued by a member company of the SGX-ST in your name, in respect of your purchase of such Ordinary Shares. If you:

(a)	do not specify such number; or

(b)	specify a number which exceeds the number of Ordinary Shares represented by the relevant original “bought” contract statement(s);

you shall be deemed to have accepted the Offer in respect of all the Ordinary Shares represented by the relevant original “bought” contract statement(s) or, if you do not attach a contract statement, such number of Ordinary Shares as may be standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt; and

(2)	sign this FAA in accordance with the Offer to Purchase and the instructions printed on this FAA.

If you purchase Ordinary Shares on the SGX-ST on a date near to the Closing Date, your acceptance in respect of such Ordinary Shares is liable to be rejected if the “Free Balance” of your Securities Account is not credited with such Ordinary Shares by 3.30 p.m. on the Closing Date. Neither CDP, Goldman Sachs nor the Offeror accepts any responsibility or liability in relation to such a rejection, including the consequences thereof.

If you have Ordinary Shares standing to the credit of the “Free Balance” of your Securities Account, and in addition, bought Ordinary Shares which are in the process of being credited to your Securities Account, you may accept the Offer in respect of all such Ordinary Shares. The provisions set out above shall apply mutatis mutandis to your acceptance of the Offer.

2.2	Crediting of Free Balance. By accepting the Offer, you undertake to procure that the “Free Balance” of your Securities Account will be credited with the number of Ordinary Shares in respect of which you wish to accept the Offer within five (5) Market Days after the date of the relevant original “bought” contract statement(s) or by 3.30 p.m. on the Closing Date, whichever is earlier. If by the fifth Market Day after the date of the relevant original “bought” contract statement(s) or by 3.30 p.m. on the Closing Date, whichever is earlier, your “Free Balance” is not credited with, or is credited with less than, the relevant number of Ordinary Shares as aforesaid, you shall be deemed to have accepted the Offer only in respect of the number of Ordinary Shares as may be standing to the credit of your “Free Balance” on the fifth Market Day after the date of the relevant original “bought” contract statement(s) or as at 3.30 p.m. on the Closing Date, whichever is earlier, provided that your acceptance shall not in any event be deemed to exceed the number of Ordinary Shares inserted in Box B on page 1 of this FAA; or if no such number is inserted, the number of Ordinary Shares represented by the contract statement(s).

2.3	Rejection. If it is established that the Ordinary Shares represented by the contract statement(s) will not be credited or are not in the process of being credited to the “Free Balance” of your Securities Account (as, for example, where you sell or have sold such Ordinary Shares), your acceptance is liable to be rejected and neither CDP, Goldman Sachs nor the Offeror accepts any responsibility or liability for the consequences of such a rejection. If you do not have an existing Securities Account in your own name at the time of acceptance of the Offer, your acceptance as contained in this FAA will be rejected.

3.	Election of Currency. Subject to paragraphs 1 and 2.1 to 2.3 above of the instructions in this FAA, the payment of the Offer Price to you in Singapore dollars or U.S. dollars, or a combination thereof, will be determined as follows:

(1)	you will be paid Singapore dollars in respect of the number of Ordinary Shares inserted in Box C1 and U.S. dollars in respect of the number of Ordinary Shares inserted in Box C2 if both numbers are equal to the total number of Ordinary Shares inserted in Box A and/or Box B on page 1 of this FAA;

(2)	if you enter a number in only one of Boxes C1 or C2, you will be paid the Offer Price in the currency indicated by you in respect of the total number of Ordinary Shares inserted in Box A and/or Box B on page 1 of this FAA.

(3)	if you enter a number in both Boxes C1 and C2, you will be paid the Offer Price in (a) Singapore dollars in respect of the number of Ordinary Shares as inserted by you in Box C1 (subject to the total number of Ordinary Shares inserted in Box A and/or Box B on page 1 of this FAA), and (b) U.S. dollars in respect of the difference, if any, between (i) the total number of Ordinary Shares inserted in Box A and/or Box B, and (ii) the number of Ordinary Shares inserted in Box C1; and

(4)	if you do not enter any number of Ordinary Shares in Boxes C1 or C2, you will be paid the Offer Price in Singapore dollars in respect of the total number of Ordinary Shares inserted in Box A and/or Box B on page 1 of this FAA or if no number of Ordinary Shares is inserted in Box A and/or Box B, the number of Ordinary Shares standing to the credit of the “Free Balance” of your securities account as at 5.00 p.m. on the Date of Receipt.

If your true intentions in respect of the currency in which you wish to receive the Offer Price are not ascertainable or if the Offeror or CDP is in any doubt as to your intentions in relation to the same, you will be deemed to have elected to receive the Offer Price in Singapore dollars.

4.	Delivery of FAA. You should deliver the completed and signed FAA in its entirety (no part may be detached or otherwise mutilated) and, where applicable, the contract statement(s) or any other relevant documents:

(1)	by hand to Singapore Technologies Semiconductors Pte Ltd c/o The Central Depository (Pte) Limited, 4 Shenton Way #02-01, SGX Centre 2, Singapore 068807; or

(2)	by post, in the enclosed pre-addressed and pre-paid envelope at your own risk, to Singapore Technologies Semiconductors Pte Ltd c/o The Central Depository (Pte) Limited, Robinson Road Post Office, P.O. Box 2002, Singapore 904002,

so as in each case so as to arrive NOT LATER than 3.30 p.m. on the Closing Date or such later date(s) as may be announced from time to time by or on behalf of the Offeror. Settlement of the consideration under the Offer will be subject to the receipt of confirmation satisfactory to the Offeror that the Ordinary Shares to which this FAA relates are credited to the “Free Balance” of your Securities Account and such settlement cannot be made until all relevant documents have been properly completed and delivered to Singapore Technologies Semiconductors Pte Ltd c/o The Central Depository (Pte) Limited, 4 Shenton Way #02-01, SGX Centre 2, Singapore 068807.

5.1	Acknowledgements. CDP will acknowledge receipt of this FAA if it is submitted by hand to CDP. No acknowledgement will be given for FAAs deposited into boxes located at CDP’s premises. For reasons of confidentiality, CDP will not entertain telephone enquiries relating to the number of Ordinary Shares credited to your Securities Account. You can verify such number by e-mail if you have registered for the CDP e-mail service. Alternatively, you may call personally at CDP with your identity card or passport to verify such number.

5.2	Offer Notification. If the Offer becomes or is declared unconditional in accordance with its terms, CDP will send you a notification letter stating the number of Ordinary Shares debited from your Securities Account when CDP receives this FAA, duly completed and signed, together with, where applicable, the contract statement(s) or any other relevant documents, together with payment of the Offer Price by way of a cheque drawn on a bank in Singapore for the appropriate amount, when effecting settlement of the consideration under the Offer, by ordinary post to your address as it appears in the records of CDP at your own risk.

5.3	Depositor Abroad. If the Depositor is abroad, this FAA should be sent by the quickest means to the Depositor for execution. If he has executed a Power of Attorney, the original Power of Attorney or a certified true copy thereof must first be lodged with CDP. A copy of the Power of Attorney must also be sent with the completed FAA. The attorney’s signature in this FAA must be accompanied by a statement stating that this FAA is “signed under the Power of Attorney which is still in force, no notice of revocation having been received”. No other signatures are acceptable.

5.4	Depositor Deceased. If the Depositor is deceased and:

(1)	the Grant of Probate or Letters of Administration has been registered with CDP, this FAA must be signed by the personal representative(s) of the deceased and delivered to Singapore Technologies Semiconductors Pte Ltd c/o The Central Depository (Pte) Limited, 4 Shenton Way #02-01, SGX Centre 2, Singapore 068807; or

(2)	the Grant of Probate or Letters of Administration has not been registered with CDP, the personal representative(s) of the deceased should sign this FAA. However, the original Grant of Probate or Letters of Administration must be lodged with CDP before the personal representative(s) of the deceased can effect the transfer of the Shares.

6.1	Disclaimer. The Offeror will be entitled to reject any acceptance which is not entirely in order or which does not comply with the terms of the Offer to Purchase and this FAA or which is otherwise incomplete, incorrect or invalid in any respect. If you wish to accept the Offer, it is your responsibility to ensure that this FAA is properly completed in all respects and all required documents are provided. Any decision to reject any acceptance on the ground that it has been invalidly, incorrectly or incompletely signed, completed or submitted will be final and binding and neither the Offeror, Goldman Sachs nor CDP accepts any responsibility or liability for the consequences of such a decision.

6.2	Discretion. The Offeror reserves the right to treat acceptances of the Offer as valid if received by or on its behalf at any place or places determined by it otherwise than as stated in the Offer to Purchase or in this FAA, or if made otherwise than in accordance with the provisions of the Offer to Purchase and in this FAA.

6.3	Risk of Posting. All communications, notices, documents and remittances to be sent to you will be sent by ordinary post to your respective addresses as they appear in the records of CDP at your sole risk.

6.4	Conclusive Evidence. Delivery of the duly completed and signed FAA to the Offeror or their agents shall be conclusive evidence in favour of the Offeror, the Transferee and CDP of the right and title of the person signing it to deal with the same and with the Ordinary Shares to which it relates. Upon receipt of this FAA, CDP will transfer the Ordinary Shares in respect of which you have accepted the Offer from the “Free Balance” of your Securities Account to a “Suspense Account”. Such Ordinary Shares will be held in the “Suspense Account” until the consideration of such Ordinary Shares has been despatched to you.

6.5	Third Party Rights. A person who is not a party to any contracts made pursuant to the Offer, the Offer to Purchase and this FAA has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of such contracts. Notwithstanding any term herein, the consent of any third party is not required for any subsequent agreement by the parties hereto to amend or vary (including any release or compromise of any liability) or terminate such contracts. Where third parties are conferred rights under such contracts, those rights are not assignable or transferable.

6.6	Governing Law. By completing and delivering this FAA, you agree that the agreement arising from the acceptance of the Offer by you shall be governed by, and construed in accordance with, the laws of Singapore and that you submit to the non-exclusive jurisdiction of the Singapore courts.